Exhibit 99.1

Company Contact:
Mr. Ryan Hua
Vice President Operations
Cleantech Solutions International, Inc.
Email: ryanhua@cleantechsolutionsinternational.com
Web: www.cleantechsolutionsinternational.com

Investor Relations Contact:
Ms. Elaine Ketchmere
CCG Investor Relations
Tel: +1-310-954-1345
Email: elaine.ketchmere@ccgir.com
Web: www.ccgirasia.com

Cleantech Solutions Receives New Order for Airflow Dyeing Machines and Follow-on Order for Solar Components

WUXI, Jiangsu, China, August 8, 2012 - Cleantech Solutions International, Inc. ("Cleantech Solutions" or "the Company") (NASDAQ: CLNT), a manufacturer of metal components and assemblies, primarily used in the wind power, solar and other clean technology industries, today announced that the Company has received a new purchase order to supply 21 units of airflow dyeing machines and related components to a domestic customer.

The purchase order provides for Cleantech Solutions to deliver the airflow dyeing machines and components for a purchase price of RMB11.6 million (approximately $1.8 million). Pursuant to the purchase order, the Company has received an advance payment of $0.5 million, or 30% of the total purchase price, and will receive an additional 60% of the total purchase price upon installation and the balance within three months of installation. Cleantech Solutions expects to deliver the units by the end of November 2012. The Company's airflow dyeing machines use air flow rather than water which is used in the traditional dyeing process.  The Company believes that the technology used in its air flow units results in reduced input costs, fewer wrinkles, less damage to the textile, and reduced emissions.

Cleantech Solutions also received a follow-on purchase order to supply 25 units of solar components to its China-based solar customer. The purchase order provides for the Company to deliver a total of 25 units of various solar components for a total purchase price of $0.7 million. Cleantech Solutions expects to deliver the units by the end of August 2012. In addition to this order, the Company has an order backlog of 25 to 30 units of solar products, which it expects to ship by the end of September 2012.

“Despite the economic challenges faced by China’s textile industry, we are encouraged to see modest growth in orders and a growing acceptance of the new airflow dyeing technology,” said Mr. Jianhua Wu, Chairman and CEO of Cleantech Solutions. “We have received positive feedback from our customers on our airflow machines, and we will continue to work with our customers to meet their specific requirements and help transition to the new airflow dyeing machines, which, we believe, help reduce costs in the long-run. The Chinese government continues to encourage the textile industry to replace obsolete machinery with newer energy efficient models. We expect to see some positive sales growth from this segment in the coming quarters driven by government support and growing market acceptance.”

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology industries. The Company supplies forging products, fabricated products and machining services to a range of clean technology customers, primarily in the wind power sector. Cleantech Solutions is committed to achieving long-term growth through ongoing technological improvement, capacity expansion, and the development of a strong customer base. The Company's website is www.cleantechsolutionsinternational.com. Any information on our website and any other website is not a part of this press release.

Safe Harbor Statement
This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in “Risk Factors” in our Form 10-K for the year ended December 31, 2011 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2011 and our Form 10-Q for the quarter ended March 31, 2012. Any information on the Company's website or any other website is not a part of this press release. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

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